EXHIBIT 99.1

WINN-DIXIE STORES, INC. FILES FOR CHAPTER 11 REORGANIZATION TO

ADDRESS FINANCIAL AND OPERATIONAL CHALLENGES

All 920 Stores Open for Business

Company Obtains $800 Million DIP Financing

Commitment from Wachovia Bank

JACKSONVILLE, FL, FEBRUARY 21, 2005 - Winn-Dixie Stores, Inc. (NYSE: WIN) announced today that, in order to address the financial and operational challenges that have hampered its performance, the Company and 23 of its U.S. subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filings were made in the evening of February 21 in the U.S. Bankruptcy Court for the Southern District of New York.

All 920 Winn-Dixie stores in eight states and the Bahamas are open and serving customers. The Company’s Customer Reward Card is being honored as usual and all other customer programs and policies, including those pertaining to coupons, gift cards and refunds, remain in effect.

Winn-Dixie intends to use the reorganization process to take additional action to improve its operations and financial performance and strengthen its business. The Company is moving forward with new sales and merchandising initiatives to improve its customers’ shopping experience and help drive sales growth across its chain. In addition, as part of its Chapter 11 restructuring, the Company will implement further asset rationalization, additional asset sales and expense reduction plans to enhance productivity and take best advantage of its asset base. The Company is also taking steps to substantially reduce its lease obligations on previously closed stores.

To fund its continuing operations during the restructuring, Winn-Dixie has secured an $800 million debtor-in-possession (DIP) financing facility from Wachovia Bank, N.A. Subject to court approval, the DIP credit facility, which replaces the Company’s previous $600 million credit line, will be used to supplement the Company’s cash flow during the reorganization process.

Following the recent announcement of Winn-Dixie’s second quarter financial results, in which the Company reported increased losses and reduced liquidity, coupled with subsequent credit downgrades from the major debt rating agencies, Winn-Dixie experienced a tightening of trade credit from some of its vendors, which further reduced its cash availability. As a result, the Company concluded, after consultation with its advisors, that its interests and the interests of its creditors, associates, customers, and the communities in which it operates will be best served by continuing its turnaround by reorganizing under Chapter 11 of the Bankruptcy Code.

Peter Lynch, President and Chief Executive Officer of Winn-Dixie, said: “We intend to use this reorganization process to take the actions necessary to position Winn-Dixie for future success. This includes achieving significant cost reductions, improving the merchandising and customer service in all locations and generating a sense of excitement in the stores. We deeply regret any adverse impact the Chapter 11 filing may have on our associates, vendors, shareholders and business partners. However, having spent the last two months taking an in-depth look at the Company and visiting over 50 stores across our chain, I am convinced that the Chapter 11 process will give us the opportunity we need to restructure our finances, strengthen our business performance and achieve a sustained turnaround at Winn-Dixie.”

Mr. Lynch continued, “We will focus on increasing sales quickly and cost-effectively across the chain by improving the execution of merchandising and sales-focused initiatives, reinvigorating the Company’s store associates, and restoring a sales-driven culture across the organization. These plans include enhancing Winn-Dixie’s perishables offerings and other product merchandising, as well as implementing store sales competitions and other initiatives to motivate associates to drive sales.”

In addition, Mr. Lynch said, Winn-Dixie intends to:

•	Evaluate the performance of every store and the terms of every lease in the Company’s real estate portfolio with the objective of achieving a rationalized store “footprint” that allows the Company to operate profitably and increase cash flow and return on invested capital;

•	Seek Bankruptcy Court approval to immediately terminate the leases of two warehouses and approximately 150 stores that were closed previously, resulting in an annual cash savings of approximately $60 million; and

•	Pursue all opportunities to further reduce annual expenses and to sell non-core assets, including all remaining manufacturing operations.

No final decisions regarding any additional store closings or market departures, beyond those previously announced by the Company, have been made at this time. The Company will announce any such decisions at a later date.

Winn-Dixie has filed more than 25 “First Day Motions” in the Bankruptcy Court in New York to support its associates and vendors, together with its customers and other stakeholders. The court filings include requests to ensure that the Company will not have any interruption in maintaining the freshest products in its stores, honor its advertised and Customer Rewards Card specials, and ensure no disruption in its interaction with customers.

Company associates are being paid in the usual manner and their health and welfare benefits are expected to continue without disruption. The Company’s 401(k) profit sharing plan is maintained independently of the Company and is protected under federal law. The plan will continue to be administered as usual.

In its most recent quarterly report on Form 10-Q, Winn-Dixie reported total assets of $2.2 billion and total liabilities of $1.9 billion, on a consolidated basis, as of January 12, 2005. The Company’s subsidiary in the Bahamas was not included in the Chapter 11 filing and is operating as normal. WIN General Insurance, Inc., the Company’s captive insurance entity, also was not included in the filing.

Winn-Dixie’s legal advisors are Skadden, Arps, Slate, Meagher & Flom LLP and King & Spalding LLP. The Company’s financial advisors are XRoads Solutions Group LLC and The Blackstone Group LP.

More information about Winn-Dixie’s reorganization case is available on the Company’s Web site at http://www.winn-dixie.com or as follows: Customers: 1-866-WINN-DIXIE (1-866-946-6349), Media: Kekst and Company — Wendi Kopsick, (212) 521-4867, Caroline Gentile, (212) 521-4883, or Michael Freitag, (212) 521-4896. Investors: 212-521-4835.

About Winn-Dixie

Winn-Dixie Stores, Inc., is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, FL. For more information, please visit http://www.winn-dixie.com.

Forward-Looking Statement

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” or “intends” and similar words and phrases. There are a number of factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements.

There can be no assurance that the Company’s restructuring will be successful. Risk factors related to its restructuring efforts that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: the Company’s ability to continue as a going concern; the Company’s ability to obtain court approval for its DIP facility; court approval of the Company’s first day papers or other motions filed with the bankruptcy court from time to time; the ability of the Company to operate under the terms of the Company’s DIP facility; the ability of the Company to develop, confirm and consummate plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to chapter 7 cases; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity and results of operations; the ability of the Company to obtain and maintain trade credit and shipments and terms with vendors and service providers for current and future orders and to maintain in-stock positions for all of its product offerings; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, motivate and retain key executives and associates; and potential adverse publicity.

In addition, the Company faces a number of risks with respect to its continuing business operations, including but not limited to: the Company’s ability to execute its strategic initiatives, including asset rationalization, store upgrades, expense reduction, brand positioning and customer service, and to fund its store upgrades and brand positioning initiatives; the Company’s ability to increase sales and market share through the brand-related initiatives being tested in the Company’s lead markets; the Company’s ability to increase capital spending levels in the future to invest in its store base and other capital projects; the Company’s ability to manage its inventory efficiently; and the Company’s response to the entry of new competitors in its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores.

Please refer to discussions of these and other factors in this news release, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Quarterly Report on Form 10-Q for the quarter ended January 12, 2005, and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

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News Release #5015